Exhibit 99.2

EXECUTION COPY

STOCKHOLDER AGREEMENT

THIS STOCKHOLDER AGREEMENT (this “Agreement”) is made and entered into as of this July 20, 2004 by and among Document Sciences Corporation, a Delaware corporation (the “Company”), and the individuals listed on the signature page hereto (the “Key Stockholders”).

WHEREAS, the Key Stockholders and the Company have entered into that certain Stock Purchase Agreement, dated as of June 27, 2004 (the “Stock Purchase Agreement”), pursuant to which the Company will acquire all of the shares of common stock of Objectiva Software Solutions, Inc., a Delaware corporation (“Objectiva”), held by the Key Stockholders;

WHEREAS, at the closing under the Stock Purchase Agreement, the Key Stockholders will receive, as consideration for the purchase by the Company of their Shares in Objectiva, shares of common stock of the Company, par value $0.001 per share (each, a “Share” and collectively, the “Shares”); and

WHEREAS, as a condition and essential inducement to the Company’s willingness to enter into the Stock Purchase Agreement and in consideration of the transactions contemplated by the Stock Purchase Agreement, the Key Stockholders are agreeing to the covenants and other agreements set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and agreements in the Stock Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Agreement Not to Effect Any Dispositions of Restricted Shares.

(a) For as long as this Agreement shall be in effect, each Key Stockholder hereby agrees that such Key Stockholder will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a “Disposition”) any Restricted Shares (as defined in Section 2 below) owned or hereafter acquired directly by such Key Stockholder or with respect to which such Key Stockholder has or hereafter acquires the power of disposition, otherwise than (i) to another Key Stockholder, (ii) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this Agreement, (iii) to an inter vivos trust created by such Key Stockholder to hold such Restricted Shares as a part of such Key Stockholder’s estate planning or (iv) with the prior written consent of an officer of the Company (other than a Key Stockholder).

(b) Each Key Stockholder expressly agrees that such Key Stockholder’s agreement not to effect Dispositions of Shares set forth in Section 1(a) precludes such Key Stockholder from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Restricted Shares for as long as this Agreement shall be in effect, even if such Restricted Shares would be disposed of by a party other than such Key Stockholder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Restricted

Shares or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from the Restricted Shares.

(c) In connection with each Key Stockholder’s agreement as set forth in Sections 1(a) and 1(b) above, each Key Stockholder also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Restricted Shares held by such Key Stockholder except in compliance with the restrictions set forth in this Agreement.

2. Restrictions on Shares and Lapse Thereof; Forfeiture Upon Termination For Cause.

(a) For purposes of this Agreement, the term “Restricted Shares” shall mean, (x) with respect to each of Tao Ye, Nasser Barghouti and J. Douglas Winter (individually, a “Founder” and collectively, the “Founders”), the aggregate number of Shares held by such Founder as of the date hereof or (y) with respect to each Key Stockholder other than a Founder, fifty percent (50%) of the aggregate number of Shares held by such Key Stockholder as of the date hereof (such Shares held by each Founder and Key Stockholder, such Founder’s or Key Stockholder’s “Initial Restricted Shares”), as adjusted in accordance with the following:

(i) as of the first day immediately following the expiration of the one (1) year period following the date hereof (the “Annual Vesting Period”), such Key Stockholder’s Restricted Shares shall be deemed to be reduced by the number equal to one-third (1/3) of the number of the such Key Stockholder’s Initial Restricted Shares;

(ii) as of the first day immediately following the expiration of each three (3) month period subsequent to the last day of the Annual Vesting Period (each, a “Quarterly Vesting Period”), such Key Stockholder’s Restricted Shares shall be deemed to be reduced by the number equal to one-twelfth (1/12) of the number of such Key Stockholder’s Initial Restricted Shares;

(iii) in the event that any Key Stockholder voluntarily resigns from employment with the Company or his employment with one of its affiliates, as applicable, the then current Annual Vesting Period or Quarterly Vesting Period, as applicable, with respect to such Key Stockholder’s Restricted Shares shall be tolled (and, for the avoidance of doubt, no reduction to such Key Stockholder’s Restricted Shares pursuant to subparagraph (i) or (ii) above shall be effected) as of the effective date of such voluntary resignation until the third anniversary thereof, upon which third anniversary such Annual Vesting Period or Quarterly Vesting Period, as applicable, shall again begin to run as though it had not been tolled pursuant to this subparagraph (iii) (and, for the avoidance of doubt, reductions to such Key Stockholder’s Restricted Shares pursuant to subparagraphs (i) and (ii) above shall again continue to be effected pursuant thereto); and

(iv) in the event that the employment of any Key Stockholder is terminated by the Company or one of its affiliates, as applicable, for a reason other than For Cause (as defined in Section 2(e) below), as of the effective date of such termination:

(A) such Key Stockholder’s then remaining Restricted Shares shall be deemed to be reduced by one-half (1/2) of the number of such Key Stockholder’s Restricted Shares as of such effective date; and

(B) the then current Annual Vesting Period or Quarterly Vesting Period, as applicable, with respect to such Key Stockholder’s remaining Restricted Shares shall be tolled (and, for the avoidance of doubt, no reduction to such Key Stockholder’s Restricted Shares pursuant to subparagraph (i) or (ii) above shall be effected) until the third anniversary thereof, upon which third anniversary such Annual Vesting Period or Quarterly Vesting Period, as applicable, shall again begin to run as though it had not been tolled pursuant to this subparagraph (iv)(B) (and, for the avoidance of doubt, reductions to such Key Stockholder’s Restricted Shares pursuant to subparagraphs (i) and (ii) above shall again continue to be effected pursuant thereto).

(v) in the event that (i) any governmental taxing agency or authority shall notify any Key Stockholder in writing (a “Tax Notice”) that any tax is due and payable on any of the Shares delivered to such Key Stockholder pursuant to the closing under the Stock Purchase Agreement (a “Tax Liability”) and (ii) a copy of such Tax Notice is delivered within five (5) business days to the Company, such Key Stockholder’s then remaining Restricted Shares shall be deemed to be reduced by a number equal to the quotient of (x) the amount of such Tax Liability and (y) the closing price per Share as quoted on the Nasdaq Small Cap Market or other stock exchange as of the date of such Tax Notice.

(b) For purposes of the determination under Section 2(a) above of any Key Stockholder’s Restricted Shares at any time during the term of this Agreement, any Restricted Shares acquired by such Key Stockholder other than pursuant to the closing under the Stock Purchase Agreement, including from any other Key Stockholder in compliance with this Agreement, shall be deemed a portion of, and thereby increase, such Key Stockholder’s Initial Restricted Shares.

(c) Notwithstanding anything in this Agreement to the contrary, at the time of any Key Stockholder’s death or total disability (the determination of “total disability” to be made by the insurance carrier providing disability insurance for the benefit of such Key Stockholder), none of the Shares held by such Key Stockholder immediately prior to such time shall be deemed a Restricted Share under to this Agreement and the restrictions thereon shall be deemed terminated, if not already terminated pursuant to another provision of this Agreement.

(d) In the event that the employment of any Key Stockholder is terminated For Cause by the Company or one of its affiliates, as applicable, all Restricted Shares held by such Key Stockholder as of the effective date of such termination shall be forfeited, and within ten (10) business days of such effective date, such Key Stockholder shall deliver to the Company for cancellation the stock certificate or certificates representing such Restricted Shares and any other documentation reasonably requested by the Company in connection therewith.

(e) The term “For Cause” as used herein, shall include, but is not limited to, any one or more of the following occurrences with respect to any Key Stockholder:

(i) if such Key Stockholder repeatedly and substantially fails or refuses to perform the duties (A) of such Key Stockholder’s employment pursuant to such Key Stockholder’s employment agreement with the Company or one of its affiliates, as applicable, and/or (B) as reasonably directed by the Chief Executive Officer of the Company (provided in each case that such failure or refusal directly or indirectly causes the Company to suffer a material adverse effect and such Key Stockholder has been notified in writing of such failure and has not cured such failure within thirty (30) days of the date of such notice);

(ii) such Key Stockholder’s conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent jurisdiction for any felony involving moral turpitude; or

(iii) such Key Stockholder’s commission of an act of fraud, whether prior to or subsequent to the date hereof, upon the Company or one of its affiliates.

(f) The Restricted Shares shall be subject to restrictions against sale or disposition as above described for the term stated. Upon the termination of this Agreement as provided in Section 4 of this Agreement, all restrictions on Dispositions of Restricted Shares contained in Section 1 and Section 3 of this Agreement shall be deemed terminated without the need for further action by any party to this Agreement. Notwithstanding the foregoing, upon the written request of a Key Stockholder, the Company shall promptly take any and all actions reasonably necessary to remove and evidence the removal of the restrictive legend as provided in Section 4.2.

3. Transfer Restrictions.

3.1 Prohibited Transfers. Any attempt by a Key Stockholder to effect a Disposition of such Key Stockholder’s Restricted Shares in violation of Section 1 hereof, except as permitted by the terms of this Agreement, shall be void and the Company shall not effect such a Disposition, nor shall it treat any alleged transferee as the holder of such Restricted Shares.

3.2 Legended Certificates. Each certificate representing Shares now or hereafter owned by a Key Stockholder shall bear the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDER AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE COMPANY AND CERTAIN HOLDERS OF COMMON STOCK OF THE COMPANY. COPIES OF THE STOCKHOLDER AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

4. Term and Termination.

4.1 Termination Events. This Agreement shall be in effect from the date hereof until terminated upon the earliest to occur of any one of the following events (and shall not apply to any Disposition of Shares by a Key Stockholder in connection with any such event):

(a) The liquidation, dissolution or winding up of the business operations of the Company;

(b) The execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company, as a result of a filing with the United States Bankruptcy Court or otherwise;

(c) The sale, conveyance, disposal, or encumbrance of all or substantially all of the Company’s property or business or the Company’s merger into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation) or if the Company effects any other transaction or series of related transactions in which fifty percent (50%) or more of the voting power of the Company is disposed of; provided that this Section 4.1(c) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company; or

(d) As of the first day on which no Share would be deemed a Restricted Share pursuant to the terms of this Agreement.

4.2 Removal of Legend. At any time after the termination of this Agreement in accordance with Section 4.1, or upon the death or permanent disability of a Key Stockholder as provided in Section 2(c) of this Agreement, any holder of a stock certificate legended pursuant to Section 3.2 relating to the Restricted Shares of a Key Stockholder may surrender such certificate to the Company for removal of such legend, and the Company shall promptly (within five (5) days following receipt of such certificate) reissue a new certificate without such legend.

5.	Miscellaneous.

5.1 Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, that no Key Stockholder may assign or delegate any of the Key Stockholders’ obligations created under this Agreement without the prior written consent of an officer of the Company (other than a Key Stockholder). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

5.2 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Founders. Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon the Company, the Key Stockholders and any transferees of Restricted Shares in compliance with the terms of this Agreement, and each of their respective successors and assigns.

5.3 Entire Agreement. This Agreement and the other documents delivered pursuant hereto, together with any exhibits and schedules attached hereto and thereto which are incorporated herein by this reference, and any other agreements entered into pursuant to this Agreement, constitute the entire agreement between the parties pertaining to the subject matter contained herein, and supersede all prior or contemporaneous agreements, representations and understandings of the parties.

5.4 Spousal Consent. Each Key Stockholder shall cause their respective spouses to execute and deliver to the Company a spousal consent in the form of Exhibit A attached hereto. In the event of a subsequent marriage of any Key Stockholder, such Key Stockholder shall request that his new spouse execute a spousal consent in the form of Exhibit A attached hereto. All spousal consents executed pursuant to this Section 5.4 shall be in force and effect only for as long as this Agreement is in force and effect.

5.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or telecopier (with confirmation of complete delivery of the respective notice) to the respective parties as follows:

If to the Company:

Document Sciences Corporation

6339 Paseo del Lago

Carlsbad, California 92009

Attn: John L. McGannon

Facsimile Number: (760) 602-1596

with a copy to:

Gibson, Dunn & Crutcher LLP

Jamboree Center

4 Park Plaza

Irvine, California 92614

Attn: John M. Williams, Esq.

Facsimile Number: (949) 451-4220

If to a Key Stockholder:

The name and address listed on the

signature pages hereto

with a copy to:

Harold S. Small, Esq.

Harold S. Small, a Professional Corporation

12526 High Bluff Drive

Suite 200

San Diego, California 92130

Facsimile Number: (858) 350-8889

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above; provided that notice of any change of address shall be effective only upon receipt thereof. Each party shall make an ordinary, good faith effort to ensure that it will accept or receive notices that are given in accordance with this paragraph, and that any person to be given notice actually receives such notice. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section by giving the other parties written notice of the new address in the manner set forth above.

5.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Key Stockholder or the Company upon any breach or default under this Agreement shall impair any such right, power or remedy of such Key Stockholder or of the Company, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Key Stockholder or of the Company of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any party hereto, shall be cumulative and not alternative.

5.7 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties to this Agreement intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

5.8 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the internal laws of the State of California without regard to its conflict of laws provisions. The parties expressly and irrevocably consent to the exclusive personal jurisdiction and venue of the federal courts sitting within the County of San Diego, California, unless no federal subject matter jurisdiction exists, in which case the parties consent to the exclusive jurisdiction and venue in the Superior Court of San Diego County, California. The parties expressly waive all defenses of lack of personal jurisdiction and forum non conveniens with respect to the federal and state courts sitting within the County of San Diego, California.

5.9 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees and costs actually incurred in addition to any other relief to which such party may be entitled.

5.10 Headings; Construction. The section and subsection headings in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement. The language of this Agreement shall be construed simply and according to its fair meaning, and shall not be construed for or against any party hereto as a result of the source of its draftsmanship.

5.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one instrument. Signatures transmitted electronically or by facsimile will be deemed original signatures.

IN WITNESS WHEREOF, this agreement has been duly executed by the parties hereto as of the date first written above.

THE COMPANY: DOCUMENT SCIENCES CORPORATION

By:	/s/ John L. McGannon
Name:	John L. McGannon
Title:	President, Chief Executive Officer and Chief
Financial Officer

FOUNDERS:

/s/ Tao Ye
TAO YE

Address:
Room 401 Bailian Mansion
No. 17 Jianhua Road(S)
Jianwai Street
Chaoyang District, Beijing, China, 100022

/s/ Nasser Barghouti
NASSER BARGHOUTI

Address:
171 Saxony Road, Suite 203
Encinitas, California 92024

/s/ J. Douglas Winter
J. DOUGLAS WINTER

Address:
171 Saxony Road, Suite 203
Encinitas, California 92024

/s/ Dan Bailey	/s/ Frank Xie
DAN BAILEY	FRANK XIE

Address:	Address:
11407 Elmstone Ct.	404 Encinitas Blvd., Apt. 386
San Diego, CA 92131	Encinitas, CA 92024
Facsimile Number: (858) 630-4819

/s/ Houssam Sackallah	/s/ Tan Yiping
HOUSSAM SACKALLAH	TAN YIPING

Address:	Address:
3860 Elijah Ct., Apt. 1033	Room 401 Bailian Mansion
San Diego, CA 92130	No. 17 Jianhua Road(S)
Facsimile Number: (419) 710-7889	Jianwai Street
Chaoyang District, Beijing, China, 100022
Facsimile Number: (8610) 6566-6971

/s/ David Bissessar
DAVID BISSESSAR

Address:
73 Thirty Second St.
Etobicoke, Ontario, Canada
Facsimile Number: (416) 521-6320